Exhibit 99.1

Bruker Reports First Quarter Financial Results

•
Q1 2022 revenue growth of 7.3% year-over-year (yoy); organic revenue growth of 10.5%
•
Q1 2022 GAAP EPS $0.41; non-GAAP EPS $0.49, up 11.4% yoy
•
Raising fiscal year 2022 organic revenue outlook on strong demand for the Company’s high-performance life science tools, scientific instruments and diagnostic solutions

BILLERICA, Massachusetts – May 4, 2022 – Bruker Corporation (Nasdaq: BRKR) today announced financial results for its first quarter ended March 31, 2022.

First Quarter 2022 Financial Results

Bruker’s revenues for the first quarter of 2022 were $595.0 million, an increase of 7.3% compared to $554.7 million in the first quarter of 2021. In the first quarter of 2022, revenues increased 10.5% organically year-over-year. Growth from acquisitions was 1.0%, while foreign currency transactions had a negative effect of 4.2%.

First quarter 2022 Bruker Scientific Instruments (BSI) revenues of $539.5 million increased 6.6% year-over-year, with organic revenue growth of 9.5%. First quarter 2022 Bruker Energy & Supercon Technologies (BEST) revenues of $59.7 million increased 13.9% year-over-year. Organic growth for BEST, net of intercompany eliminations, was 21.0%.

First quarter 2022 GAAP operating income was $96.5 million compared to $89.1 million in the first quarter of 2021, representing GAAP operating margins of 16.2%, and 16.1%, respectively. Non-GAAP operating income was $115.8 million in the first quarter of 2022, compared to $102.2 million in the first quarter of 2021. Bruker’s first quarter 2022 non-GAAP operating margin was 19.5%, an increase of 110 basis points (bps) compared to 18.4% in the first quarter of 2021.

First quarter 2022 GAAP diluted earnings per share (EPS) were $0.41, compared to $0.37 in the first quarter of 2021. First quarter 2022 non-GAAP diluted EPS were $0.49, an increase of 11.4% compared to $0.44 in the first quarter of 2021.

A reconciliation of non-GAAP to GAAP financial measures is provided in the tables accompanying this press release.

Frank H. Laukien, President and CEO of Bruker, commented: “Bruker had a solid start to 2022, with first quarter organic revenue growth of 10.5% and good operating improvements year-over-year, despite supply chain and logistics challenges. Robust demand for Bruker’s differentiated instruments and high-performance solutions allowed us to achieve even stronger double-digit year-over-year organic bookings growth. Given our solid first quarter revenue and broad-based strength in bookings and backlog, we are raising our organic revenue growth guidance for the full year 2022.”

He continued: “In the first quarter and in April 2022, we made several key acquisitions and equity investments in proteomics, spatial biology, biopharma, applied markets and cancer biomarker companies. We intend to ramp strategic marketing, commercial and R&D investments in our high-growth, high-margin Project Accelerate 2.0 initiatives throughout 2022.”

Fiscal Year 2022 Financial Outlook

Bruker is increasing its FY 2022 organic revenue growth guidance to reflect strong demand for its high-performance life science tools, scientific instruments, and diagnostic solutions.

For FY 2022, Bruker expects 5% to 7% year-over-year reported revenue growth, including:

•
organic growth of 7% to 9%, an increase of 1% compared to prior guidance
•
M&A contributions of approximately 1.5%, an increase of 0.5% from prior guidance, and
•
foreign currency translation headwinds of approximately -3.5%, vs. prior guidance of -2%.

Consistent with prior guidance, in FY 2022, Bruker expects non-GAAP operating margin expansion of 30 bps to 60 bps from 19.4% in FY 2021.

Bruker continues to expect FY 2022 non-GAAP EPS of $2.29 to $2.33, a 9% to 11% increase year-over-year.

Bruker’s organic revenue growth, non-GAAP operating margin expansion and non-GAAP EPS guidance for FY 2022 are based on foreign exchange rates as of March 31, 2022.

For the Company’s outlook for FY 2022, organic revenue growth, non-GAAP operating margin and non-GAAP EPS, we are not able to provide without unreasonable effort the most directly comparable GAAP financial measures, or reconciliations to such GAAP financial measures on a forward-looking basis. Please see “Use of Non-GAAP Financial Measures” below for a description of items excluded from our expected non-GAAP operating margin and non-GAAP EPS.

Quarterly Earnings Call

Bruker will host a conference call and webcast to discuss its financial results, business outlook, and related corporate and financial matters today, May 4, 2022 at 8:30 a.m. Eastern Daylight Time. To listen to the webcast, investors can go to https://ir.bruker.com and click on the “Q1 2022 Earnings Webcast” hyperlink. A slide presentation that will be referenced during the webcast will be posted to our Investor Relations website shortly before the webcast begins. Investors can also listen to the earnings webcast via telephone by dialing 1-888-437-2685 (US toll free) or +1-412-317-6702 (international) and referencing “Bruker’s First Quarter 2022 Earnings Conference Call”. A telephone replay of the conference call will be available by dialing 1-877-344-7529 (US toll free) or +1-412-317-0088 (international) and entering replay access code: 1338189. The replay will be available beginning one hour after the end of the conference call through June 4, 2022.

About Bruker Corporation (Nasdaq: BRKR)

Bruker is enabling scientists to make breakthrough discoveries and develop new applications that improve the quality of human life. Bruker’s high performance scientific instruments and high-value analytical and diagnostic solutions enable scientists to explore life and materials at molecular, cellular and microscopic levels. In close cooperation with our customers, Bruker is enabling innovation, improved productivity and customer success in life science molecular and cell biology research, in applied and pharma applications, in microscopy and nanoanalysis, as well as in industrial applications. Bruker offers differentiated, high-value life science and diagnostics systems and solutions in preclinical imaging, clinical phenomics research, proteomics and multiomics, spatial and single-cell biology, functional structural and condensate biology, as well as in clinical microbiology and molecular diagnostics. For more information, please visit: www.bruker.com.

Use of Non-GAAP Financial Measures

To supplement our consolidated financial statements, which are prepared and presented in accordance with U.S. generally accepted accounting principles (GAAP), we use the following non-GAAP financial measures: non-GAAP gross profit; non-GAAP gross profit margin; non-GAAP operating income; non-GAAP operating profit; non-GAAP operating margin; non-GAAP SG&A expense; non-GAAP profit before tax; non-GAAP tax rate; non-GAAP net income and non-GAAP diluted earnings per share. These non-GAAP measures exclude costs related to restructuring actions, acquisition and related integration expenses, amortization of acquired intangible assets and other non-operational costs.

We also may refer to organic revenue growth or decline, free cash flow and return on invested capital, which are also non-GAAP financial measures. We define the term organic revenue as GAAP revenue excluding the effect of changes in foreign currency translation rates and the effect of acquisitions and divestitures, and believe it is a useful measure to evaluate our continuing business. We define free cash flow as net cash provided by operating activities less additions to property, plant, and equipment. We believe free cash flow is a useful measure to evaluate our business because it indicates the amount of cash generated after additions to property, plant, and equipment that is available for, among other things, acquisitions, investments in our business, repayment of debt and return of capital to shareholders. We define return on invested capital (ROIC) as non-GAAP operating profit after income tax divided by average total capital, which we define as debt plus equity minus cash and cash equivalents. We believe ROIC is an important measure of how effectively the Company invests its capital.

The presentation of these non-GAAP financial measures is not intended to be a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP and may be different from non-GAAP financial measures used by other companies, and therefore, may not be comparable among companies. We believe these non-GAAP financial measures provide meaningful supplemental information regarding our performance; however, we urge investors to review the reconciliation of these financial measures to the comparable GAAP financial measures included in the accompanying tables, and not to rely on any single financial measure to evaluate our business. Specifically, management believes that the non-GAAP measures mentioned above provide relevant and useful information which is widely used by analysts, investors and competitors in our industry, as well as by our management, in assessing both consolidated and business unit performance.

We use these non-GAAP financial measures to evaluate our period-over-period operating performance because our management believes this provides a more comparable measure of our continuing business by adjusting for certain items that are not reflective of the underlying performance of our business. These measures may also be useful to investors in evaluating the underlying operating performance of our business and forecasting future results. We regularly use these non-GAAP financial measures internally to understand, manage, and evaluate our business results and make operating decisions. We also measure our employees and compensate them, in part, based on certain non-GAAP measures and use this information for our planning and forecasting activities.

Additional information relating to the non-GAAP financial measures used in this press release and reconciliations to the most directly comparable GAAP financial measures are provided in the tables accompanying this press release following our GAAP financial statements.

With respect to our outlook for 2022 non-GAAP organic revenue, non-GAAP operating margin, non-GAAP EPS and non-GAAP tax rate, we are not providing the most directly comparable GAAP financial measures or corresponding reconciliations to such GAAP financial measures on a forward-looking basis, because we are unable to predict with reasonable certainty certain items that may affect such measures calculated and presented in accordance with GAAP without unreasonable effort. Our expected non-GAAP organic revenue, operating margin, tax rate and EPS ranges exclude primarily the future impact of restructuring actions, unusual gains and losses, acquisition-related expenses and purchase accounting fair value adjustments. These reconciling items are uncertain, depend on various factors outside our management’s control and could significantly impact, either individually or in the aggregate, our future period operating margins, EPS and tax rate calculated and presented in accordance with GAAP.

Forward-Looking Statements

Any statements contained in this press release which do not describe historical facts may constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements regarding our fiscal year 2022 financial outlook, our outlook for organic revenue growth, non-GAAP operating margin, non-GAAP EPS and non-GAAP tax rate; management’s expectations for the impact of foreign currency and acquisitions, and for future financial and operational performance and business outlook; future economic conditions; the duration and impact of supply chain challenges; strategic investments; and statements found under the “Use of Non-GAAP Financial Measures” section of this release. Any forward-looking statements contained herein are based on current expectations, but are subject to risks and uncertainties that could cause actual results to differ materially from those indicated, including, but not limited to, risks and uncertainties relating to the length and severity of the COVID-19 pandemic, the impact of the pandemic on global economic conditions, the length and severity of any resulting recession, the impact of supply chain challenges, including inflationary pressures, the impact of geopolitical tensions and any resulting sanctions, continued volatility in the capital markets, the integration and assumption of liabilities of businesses we have acquired or may acquire in the future, our restructuring and cost-control initiatives, changing technologies, product development and market acceptance of our products, the cost and pricing of our products, manufacturing and outsourcing, competition, dependence on collaborative partners, key suppliers and third-party distributors, capital spending and government funding policies, changes in governmental regulations, intellectual property rights, litigation, exposure to foreign currency fluctuations, our ability to service our debt obligations and fund our anticipated cash needs, the effect of a concentrated ownership of our common stock, loss of key personnel, payment of future dividends and other risk factors discussed from time to time in our filings with the Securities and Exchange Commission, or SEC. These and other factors are identified and described in more detail in our filings with the SEC, including, without limitation, our annual report on Form 10-K for the year ended December 31, 2021, as may be updated by our quarterly reports on Form 10-Q. We expressly disclaim any intent or obligation to update these forward-looking statements other than as required by law.

-tables follow-

Contact:

Justin Ward

Sr. Director, Investor Relations & Corporate Development

Bruker Corporation

T: +1 (978) 663–3660, ext. 1479

E: Investor.Relations@bruker.com

Bruker Corporation

CONDENSED CONSOLIDATED BALANCE SHEETS (unaudited)

(in millions)

	March 31, 2022	December 31, 2021
ASSETS
Current assets:
Cash and cash equivalents	$816.1	$1,068.2
Short-term investments	100.0	100.0
Accounts receivable, net	413.8	416.9
Inventories	739.9	710.1
Assets held for sale	—	4.4
Other current assets	196.7	172.2
Total current assets	2,266.5	2,471.8
Property, plant and equipment, net	403.8	406.1
Goodwill, intangibles, net and other long-term assets	896.1	772.1
Total assets	$3,566.4	$3,650.0

LIABILITIES, REDEEMABLE NONCONTROLLING INTEREST AND SHAREHOLDERS’ EQUITY
Current liabilities:
Current portion of long-term debt	$11.0	$112.4
Accounts payable	161.2	147.4
Customer advances	214.7	197.5
Other current liabilities	509.3	481.2
Total current liabilities	896.2	938.5
Long-term debt	1,205.4	1,221.8
Other long-term liabilities	426.7	404.9

Redeemable noncontrolling interest	6.8	0.2

Total shareholders’ equity	1,031.3	1,084.6
Total liabilities, redeemable noncontrolling interest and shareholders’ equity	$3,566.4	$3,650.0

Bruker Corporation

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited)

(in millions, except per share data)

	Three Months Ended March 31,
	2022	2021
Revenue	$595.0	$554.7
Cost of revenue	288.7	276.0
Gross profit	306.3	278.7
Operating expenses:
Selling, general and administrative	145.7	131.8
Research and development	56.6	54.8
Other charges, net	7.5	3.0
Total operating expenses	209.8	189.6
Operating income	96.5	89.1
Interest and other income (expense), net	(2.5)	(3.8)
Income before income taxes and noncontrolling interest in consolidated subsidiaries	94.0	85.3
Income tax provision	31.9	27.5
Consolidated net income	62.1	57.8
Net income attributable to noncontrolling interests in consolidated subsidiaries	0.5	1.1
Net income attributable to Bruker Corporation	$61.6	$56.7
Net income per common share attributable to Bruker Corporation shareholders:
Basic	$0.41	$0.37
Diluted	$0.41	$0.37
Weighted average common shares outstanding:
Basic	150.4	151.8
Diluted	151.4	153.2

Bruker Corporation

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (unaudited)

(in millions)

	Three Months Ended March 31,
	2022	2021
Cash flows from operating activities:
Consolidated net income	$62.1	$57.8
Adjustments to reconcile consolidated net income to cash flows from operating activities:
Depreciation and amortization	21.7	22.3
Stock-based compensation expense	8.0	3.8
Deferred income taxes	(4.0)	4.9
Other non-cash expenses, net	(6.2)	4.9
Changes in operating assets and liabilities, net of acquisitions and divestitures:
Accounts receivable	(2.4)	0.8
Inventories	(49.0)	(41.6)
Accounts payable and accrued expenses	(0.1)	35.5
Income taxes payable, net	0.6	10.1
Deferred revenue	22.7	14.1
Customer advances	22.6	2.5
Other changes in operating assets and liabilities, net	1.8	(17.1)
Net cash provided by operating activities	77.8	98.0
Cash flows from investing activities:
Cash paid for strategic investments at cost	(12.0)	—
Cash paid for acquisitions, net of cash acquired	(83.8)	(4.0)
Purchases of property, plant and equipment	(19.0)	(24.7)
Proceeds from sales of property, plant and equipment	12.7	1.2
Net proceeds from cross currency swap agreements	0.3	3.5
Net cash used in investing activities	(101.8)	(24.0)
Cash flows from financing activities:
Repayment of other debt, net	(0.4)	(0.1)
Repayment of 2012 Note Purchase Agreement	(105.0)	—
Repayment of 2019 Note Purchase Agreement	(0.8)	—
Proceeds from issuance of common stock, net	3.1	1.1
Payment of contingent consideration	(1.2)	(0.4)
Payment of dividends to common stockholders	(7.5)	(6.1)
Repurchase of common stock	(105.6)	(32.6)
Net cash used in financing activities	(217.4)	(38.1)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(10.7)	(21.0)
Net change in cash, cash equivalents and restricted cash	(252.1)	14.9
Cash, cash equivalents and restricted cash at beginning of period	1,071.7	685.5
Cash, cash equivalents and restricted cash at end of period	$819.6	$700.4

Bruker Corporation

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES

(unaudited and in millions, except per share data)

Reconciliation of Non-GAAP Operating Income, Non-GAAP Profit Before Tax, Non-GAAP Net Income and Non-GAAP Earnings Per Share

	Three Months Ended March 31,
	2022	2021
GAAP operating income	$96.5	$89.1
Non-GAAP Adjustments:
Restructuring Costs	0.4	2.4
Acquisition-Related Costs	5.3	0.9
Purchased Intangible Amortization	9.3	9.0
Other Costs	4.3	0.8
Total Non-GAAP Adjustments:	19.3	13.1
Non-GAAP operating income	$115.8	$102.2
Non-GAAP operating margin	19.5%	18.4%

Non-GAAP Interest & Other Expense, net	(4.2)	(3.8)
Non-GAAP Profit Before Tax	111.6	98.4

Non-GAAP Income Tax Provision	(36.5)	(30.6)
Non-GAAP Tax Rate	32.7%	31.1%

Minority Interest	(0.5)	(1.1)
Non-GAAP Net Income Attributable to Bruker	74.6	66.7

Weighted average shares outstanding (diluted)	151.4	153.2

Non-GAAP earnings per share	$0.49	$0.44

Reconciliation of GAAP Gross Profit to Non-GAAP Gross Profit

	Three Months Ended March 31,
	2022	2021
GAAP Gross Profit	$306.3	$278.7
Non-GAAP Adjustments:
Restructuring Costs	0.1	1.1
Acquisition-Related Costs	0.2	—
Purchased Intangible Amortization	4.5	4.5
Other Costs	2.2	—
Total Non-GAAP Adjustments:	7.0	5.6
Non-GAAP Gross Profit	$313.3	$284.3
Non-GAAP Gross Margin	52.7%	51.3%

Reconciliation of GAAP Selling, General and Administrative (SG&A) Expenses to Non-GAAP SG&A Expenses

	Three Months Ended March 31,
	2022	2021
GAAP SG&A Expenses	$145.7	$131.8
Non-GAAP Adjustments:
Purchased Intangible Amortization	(4.8)	(4.5)
Non-GAAP SG&A Expenses	$140.9	$127.3

Bruker Corporation

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES - Continued

(unaudited and in millions, except per share data)

Reconciliation of GAAP Tax Rate to Non-GAAP Tax Rate

	Three Months Ended March 31,
	2022	2021
GAAP Tax Rate	33.9%	32.2%
Non-GAAP Adjustments:
Tax Impact of Non-GAAP Adjustments	-0.4%	-0.4%
Other Discrete Items	-0.8%	-0.7%
Total Non-GAAP Adjustments:	-1.2%	-1.1%
Non-GAAP Tax Rate	32.7%	31.1%

Reconciliation of GAAP Earnings Per Share to Non-GAAP Earnings Per Share (Diluted)

	Three Months Ended March 31,
	2022	2021
GAAP Earnings Per Share (Diluted)	$0.41	$0.37
Non-GAAP Adjustments:
Restructuring Costs	—	0.02
Acquisition-Related Costs	0.04	0.01
Purchased Intangible Amortization	0.06	0.06
Other Costs	0.01	0.01
Income Tax Rate Differential	(0.03)	(0.03)
Total Non-GAAP Adjustments:	0.08	0.07
Non-GAAP Earnings Per Share (Diluted)	$0.49	$0.44

Reconciliation of GAAP Operating Cash Flow to Non-GAAP Free Cash Flow

	Three Months Ended March 31,
	2022	2021
GAAP Operating Cash Flow	$77.8	$98.0
Non-GAAP Adjustments:
Purchases of property, plant and equipment	(19.0)	(24.7)
Non-GAAP Free Cash Flow	$58.8	$73.3

Bruker Corporation

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES - Continued

(unaudited and in millions, except per share data)

Reconciliation of Non-GAAP Return on Invested Capital (ROIC)

Trailing Twelve Months Ended March 31, 2022
Non-GAAP operating income	$483.8
Less: Non-GAAP income tax provision	(132.0)
Non-GAAP operating income after tax	$351.8

Average Total Invested Capital
Average Long-Term Debt	$962.7
Average Current Portion of Long-Term Debt	59.7
Average Total Shareholder's Equity	1,009.9
Less: Average Cash and Cash Equivalents	756.5
Average Total Invested Capital	$1,275.9

Return on Invested Capital (ROIC)	27.6%

Bruker Corporation

REVENUE

(unaudited and in millions)

	Three Months Ended March 31,
	2022	2021
Revenue by Group:
Bruker BioSpin	$157.8	$159.4
Bruker CALID	203.2	192.4
Bruker Nano	178.5	154.4
BEST	59.7	52.4
Eliminations	(4.2)	(3.9)
Total Revenue	$595.0	$554.7

	Three Months Ended March 31,
	2022	2021
Revenue by End Customer Geography:
United States	$155.0	$119.0
Europe	201.9	219.9
Asia Pacific	188.9	180.5
Other	49.2	35.3
Total Revenue	$595.0	$554.7

Reconciliation of GAAP Reported Revenue Growth to Organic Revenue Growth

	Three Months Ended March 31,
	2022	2021
	Total Bruker
GAAP Revenue as of Prior Comparable Period	$554.7	$424.0
Non-GAAP Adjustments:
Acquisitions and divestitures	5.8	3.2
Organic	58.2	100.7
Currency	(23.7)	26.8
Total Non-GAAP Adjustments:	40.3	130.7
GAAP Revenue	$595.0	$554.7
Revenue Growth	7.3%	30.8%
Organic Revenue Growth	10.5%	23.8%

	Three Months Ended March 31,
	2022	2021
	Bruker Scientific Instruments (1)
GAAP Revenue as of Prior Comparable Period	$506.2	$381.5
Non-GAAP Adjustments:
Acquisitions and divestitures	5.8	3.2
Organic	48.0	97.7
Currency	(20.5)	23.8
Total Non-GAAP Adjustments:	33.3	124.7
GAAP Revenue	$539.5	$506.2
Revenue Growth	6.6%	32.7%
Organic Revenue Growth	9.5%	25.6%

Bruker Corporation

REVENUE - Continued

(unaudited and in millions)

Reconciliation of GAAP Reported Revenue Growth to Organic Revenue Growth - Continued

	Three Months Ended March 31,
	2022	2021
	BEST, net of Intercompany Eliminations
GAAP Revenue as of Prior Comparable Period	$48.5	$42.5
Non-GAAP Adjustments:
Organic	10.2	3.0
Currency	(3.2)	3.0
Total Non-GAAP Adjustments:	7.0	6.0
GAAP Revenue	$55.5	$48.5
Revenue Growth	14.4%	14.1%
Organic Revenue Growth	21.0%	7.1%